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                                                                       Exhibit 3




                        PATENT AND TECHNOLOGY AGREEMENT


                     Made and entered into by and between:


                             NET 1 HOLDINGS S.a.r.l








                                      and





                         NET 1 UEPS TECHNOLOGIES, INC.



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                                                                          Page 2


1        DEFINITIONS

1.1 The clause headings of this Agreement are for reference purposes only and shall not be used in the interpretation thereof.

1.2               Unless the context clearly indicates a contrary intention:

1.2.1                      expressions which denote:

1.2.1.1                             any gender shall include the other
                                    genders;

1.2.1.2                             a natural person shall include an
                                    artificial person and vice versa;

1.2.1.3                             the singular shall include the plural;

1.2.2 the following expressions shall have the meanings set opposite them and cognate expressions shall bear corresponding meanings:

1.2.2.1                             "Licensee" shall mean any entity to
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                                    whom NUEP grants a licence on behalf
                                    of Net 1 to use the Patent in any
                                    country within the Territory;

1.2.2.2 "Net 1" shall mean Net 1 Holdings S.a.r.l, a company incorporated in accordance with the laws of
                                    Luxembourg and having its registered
                                    office at 6, rue Jean Monnet, L-2180
                                    Luxembourg, herein represented by
                                    Brenda Stewart in her capacity as a
                                    Director of the Company, she being
                                    duly authorised hereto;

1.2.2.3 "Parties" shall mean the parties to this Agreement;

1.2.2.4                             "Patents" shall mean United States
                                    Patent No. 5,175,416 and European
                                    Patent No. 0-421808 together with all
                                    patents of additional, if any, granted to Net 1;

1.2.2.5                             "Signature Date" shall mean the last

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                                                                          Page 4

                                    date of signature of this Agreement by
                                    the Parties;

1.2.2.6 "Territory" shall mean any country of the World, except the Republic of South Africa (as constituted on 31 May 1961), Namibia, Botswana, Lesotho, Swaziland, Mozambique and Zimbabwe;

1.2.2.7                             "NUEP" shall mean Net 1 UEPS
                                    Technologies, Inc. a company
                                    incorporated under the laws of the
                                    State of Florida and having its
                                    registered office at 200 East Las Olas
                                    Boulevard, Suite 1900, Fort
                                    Lauderdale, Florida, 33301.

1.2.2.8 "UEPS" shall mean the Universal Electronic Payment System designed by Net 1, as described and detailed in the complete specification to Net 1's application for the Patents, UEPS is an application that uses the Patents to



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                                                                          Page 5

                                    provide an integrated, secure and
                                    complete payment system.

2.       PREAMBLE

2.1      Net 1 is the owner and manager of the Patents.

2.2 Net 1 has agreed to appoint NUEP as its sole and exclusive agent to market and sell to Licensees licences for the use of the Patents anywhere within the Territory and to conclude licence agreements with such Licensees on behalf of Net 1.

2.3 NUEP shall in terms of this Agreement have the right to permit a Licensee to purchase and or use the UEPS in conjunction with the Patents or to develop similar systems that make use of the Patents.

2.4 The Parties require the agreement arrived at between them to be reduced to writing.

3        DURATION

         This Agreement shall commence on the Signature Date and shall endure for the life of the Patents, unless terminated earlier as provided for hereunder.
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                                                                          Page 6

4        GRANT OF RIGHTS

4.1 Net 1 hereby grants to NUEP the exclusive right to market, negotiate and sell licences to Licensees for the use of the Patents within the Territory.

4.2 Net 1 hereby appoints NUEP as its agent to grant licences on its behalf to Licensees and authorises NUEP to execute and register such Licence Agreements on its behalf, provided that in granting such licences on behalf of Net 1, NUEP shall not do so in contravention of any obligations whatsoever in respect whereof Net
         1 is bound in terms of any existing or pending Licence Agreements with Licensees or any other entity. In this regard, NUEP acknowledges that it is fully conversant with the terms and conditions of all existing Licence Agreements for the use of the Patents which Net 1 has granted to Licensees, and with the terms and conditions of all Licence Agreements that are pending and are being finalised as per Appendix A.

4.3      Net 1 hereby grants the right to NUEP to market and sell UEPS in the Territory provided that the said activities do not conflict with existing or pending license agreements.
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4.4      Net 1 hereby grants the right to NUEP to sell the UEPS to a
         Licensee as part and parcel of a license agreement or to allow the Licensee to develop a proprietary system that uses the Patents.

4.5 Net 1 shall upon the Signature Date become a conduit for NUEP, thereby allowing NUEP to achieve an optimal tax benefit in respect of its world-wide operations and NUEP shall be liable for any expenses incurred by Net 1's fiscal, commercial, operational and administrative activities in this regard or any other costs incurred while performing the said services and any other costs that may be approved by NUEP from time to time.

5.       CONSIDERATION

5.1 In consideration for the exclusive rights granted to NUEP in terms of Clause 4.1 SUPRA -

5.1.1 NUEP has agreed to issue from its Treasury an allotment of 2,364,806 common shares (prior split or 4,726,612 after split) to Net 1 in accordance with the following stipulations:

5.1.1.1 the shares will be issued at a deemed price of US$0.001 per share, being the par value thereof;
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                                                                          Page 8


5.1.1.2 the shares will be fully paid up and non-assessable common shares. The Parties record that the shares referred to in 5.1.1 SUPRA were issued to Net 1 on 27 November 1997 and were being kept in trust pending the finalisation of an exclusivity agreement.

5.2 In consideration for the services to be rendered by NUEP to Net 1 in terms of Clause 4 SUPRA - Net 1 shall pay to NUEP an amount equivalent to Net 1's annual after tax net profit as reflected in its annual financial statements from time to time. Such amount shall be paid by Net 1 to NUEP annually in arrear at the expiration of 120 (one hundred and twenty) days of its financial year-end.

5.3 NUEP shall at its own discretion elect to use Net 1 as the recipient of any full or partial payments due by a Licensee in terms of the license agreement granted to the Licensee by NUEP as of the Signature Date or granted or committed to a Licensee by Net 1 at a date prior to the Signature Date of this Agreement.

6.       MAINTENANCE OF THE PATENTS

6.1      NUEP shall during the life of this Agreement pay all renewal fees and do all such acts and things that may be necessary to maintain and
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                                                                          Page 9

         keep registered the Patents and shall produce to Net 1 the receipt for renewing the Patents.

6.2 NUEP shall not during the life of this Agreement, save with the prior written consent of Net 1, abandon the Patents or allow them to lapse.

6.3 NUEP shall be obliged on an on-going basis to make applications on behalf of Net 1 for new patents or patentable improvements in order to ensure that the Net 1 technology remains the front runner in its field.

7.       DEVELOPMENT AND MAINTENANCE OF UEPS

7.1 NUEP shall be obliged on an on-going basis to continue with the development, maintenance and support of the UEPS and the development of new software applications that use the Patents.

7.2 NUEP shall perform the duties outlined in 7.1 SUPRA, alternatively NUEP may delegate or sub-contract its obligations as outlined in 7.1 SUPRA to a third party with the prior written approval of Net 1.

8.       PATENTS INFRINGEMENT

8.1 Upon the occurrence of any infringement or suspected or threatened infringement of the Patents, the Parties shall immediately consult to
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         decide what steps shall be taken to prevent or terminate such infringement.

8.2 NUEP shall take all steps as may be agreed by the Parties pursuant to Clause 8.1 above including the institution of legal proceedings where necessary.

8.3 If NUEP fails to take such steps as may be considered necessary or appropriate by Net 1, Net 1 shall have the right to take those steps independently and NUEP shall give Net 1 all reasonable assistance to facilitate any such proceedings by Net 1. Any costs or expense incurred by Net 1 in this regard shall be borne by NUEP.

9.       ASSIGNABILITY

9.1 Neither party shall cede any of its rights nor assign any of its obligations without the prior written consent of the other.

9.2 NUEP may not delegate or sub-contract its obligations under this Agreement without the prior written approval of Net 1.

10.      CONFIDENTIAL INFORMATION

10.1     Neither party shall at any time divulge or disclose to any third party
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         any information concerning the affairs of the other which may be communicated to it or which otherwise comes into its possession, unless such information becomes publicly available through no fault of such party.

10.2 Neither party shall use, exploit, divulge or disclose to any third party any business systems or methods of the other party of which it may gain knowledge while working with the other party or in the course of the performance of its obligations in terms of this Agreement, except with the prior written consent of the other party.

10.3 This clause is severable from the rest of this Agreement and shall remain valid and binding on the Parties notwithstanding any termination of this Agreement.

11.      WARRANTIES

         Net 1 declares and warrants unto and in favour of NUEP that -

11.1 As at the Signature Date, Net 1 was the sole patentee of the Patents and that the Patents were of full force and effect.


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                                                                         Page 12


12.      BREACH

12.1 Should NUEP at any time cease trading or operating, be placed under Judicial Management, be declared insolvent or be placed under provisional or final liquidation, then and in such event and without prejudice to whatever other claims Net 1 may have against NUEP as a result of or arising out of such breach, including any claim for damages, Net 1 shall have the right to cancel this Agreement and revert to the licensing agreement that was in place prior to this Agreement. All income streams current or future that were in place prior to such breach shall however remain the property of NUEP. In such event, all contractual agreements entered into with Licensees in terms of clause 5.3 SUPRA shall be ceded to NUEP.

12.2 Should either party commit a breach of any of the provisions of this Agreement, all of which are material and go to the root of this Agreement, and fail to remedy such breach within a period of 10 (ten) days of the date of a written notice from the aggrieved party calling upon the defaulting party to remedy such breach, then the aggrieved party shall have the right in addition to such other rights as are available to him/it in law or in terms of this Agreement to sue for specific performance of the terms of this Agreement, or to cancel this Agreement subject to the aggrieved Party's right to claim damages arising from such breach.
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                                                                         Page 13


13.      WHOLE AGREEMENT

         This Agreement constitutes the sole and exclusive record of the Agreement between the Parties relating to the subject matters thereof, and no variation, modification, consensual cancellation, novation or waiver of any provisions thereof, or any consent to any departure therefrom by any party, shall be of any force and effect or create any ESTOPPEL unless the same shall be confirmed in writing, signed by or on behalf of that party and any other party affected thereby and in any event the same shall be effective only in the specific instance and for the specific purpose and to the extent for which made or given.

14.      DOMICILIA

         For all purposes under this Agreement or any amendment thereof, or with regard to any matter arising thereout or in connection therewith, the parties hereby choose their DOMICILIA CITANDI ET EXECUTANDI at their respective addresses specified below provided that the parties shall be entitled to nominate a substitute address in the Republic of South Africa, as their DOMICILIUM CITANDI ET EXECUTANDI, by written notice to that effect given to the other party in accordance with paragraph 15 and with effect from 7 (seven) days after receipt of such notice:
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                                                                         Page 14

14.1 Net 1 at 4th Floor, West Wing, President Place, Jan Smuts Avenue, Rosebank, Johannesburg, Republic of South Africa;

14.2 NUEP at 200 East Las Olas Boulevard, Suite 1900, Fort Lauderdale, Florida, 33301, United States of America.

15.      NOTICES

         Any notice required to be given or permitted to be given by any party to the other in terms of this Agreement shall be in writing addressed in the name of the latter and shall be delivered to the addresses at the addressee's DOMICILIUM CITANDI ET EXECUTANDI for the time being in terms of Clause 14 SUPRA. Alternatively, such notice may be sent by telefacsimile to the addressee at its undermentioned telefacsimile number, and such notice shall be deemed to have been duly delivered on the first business day following the date of sending thereof:

         NUEP          -              1 888 796 2233

         Net 1         -              2711 880-7080

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                                                                         Page 15


16.      LAW TO APPLY

         This Agreement shall in all respects be governed by and construed in accordance with the laws of England, and all disputes, actions and other matters in connection therewith shall be determined in accordance with such law.

17.      INDULGENCE

         No relaxation or indulgence granted by either Party to the other shall be deemed to be a waiver of that Party's rights in terms hereof, nor shall any such relaxation or indulgence be deemed to be a novation or waiver of any of the terms and conditions of this Agreement.

18.      ARBITRATION

18.1 Unless otherwise provided for in this Agreement to the contrary, any dispute which arises in regard to:

         18.1.1   the interpretation of; and

         18.1.2   the carrying into effect of; or

         18.1.3   any of the Party's rights and obligations arising from; or



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         18.1.4   the rectification or proposed rectification of this Agreement may, at the instance of either Party hereto, be referred for determination by an expert, and in relation to that referral the provisions of this Clause 18 shall apply.

18.2     The expert shall:

         18.2.1 If the matter in issue is an accounting matter, be an independent auditor agreed upon between the Parties or failing agreement, appointed by the President for the time being of the English Society of Chartered Accountants;

         18.2.2 if the matter is a legal matter, only, be a Barrister of at least 10 (ten) years' standing as such practising as such at the London Bar, agreed upon between the Parties to the dispute or failing Agreement, appointed by the Chairman for the time being of the London Bar Council;

         18.2.3 if the matter in dispute is any other matter, be an independent person agreed upon between the Parties to the dispute or failing agreement, appointed by the Chairman for the time being of the London Bar Council;

18.3     The expert appointed or nominated as aforesaid shall in all respects
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         act as an expert and not as an arbitrator, and if the Parties are unable to agree on the nature of the matter in dispute, it shall be deemed to be of a legal nature and subject to 18.2.2 SUPRA.

18.4 The expert shall determine the manner in which the proceedings are conducted and the procedure to be adopted and he shall be entitled to require the Parties to the proceedings to make available to each other and to the expert all information, documentation and records that are necessary for the determination of the dispute submitted to him.

18.5 Any hearing by the expert shall be held in London or such other place as the Parties may agree in writing.

18.6 The Parties shall use their best endeavours to procure that the decision of the expert shall be given within 21 (twenty-one) days or so soon thereafter as possible after it has been demanded.

18.7 The decision of the expert shall be final and binding on all parties affected thereby and shall be carried into effect and may be made an order of any competent Court at the instance of any of the Parties.

18.8 This clause constitutes an irrevocable consent by the Parties to any proceedings in terms hereof and neither of the Parties shall be
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         entitled to withdraw therefrom or claim at any such proceedings that it is not bound by the provisions of this clause.

18.9 The expert shall determine the liability for his costs which shall be paid in accordance with the determination.

18.10 Notwithstanding the provisions of 18.8 SUPRA either party may choose to launch proceedings by way of Court action or application, save in regard to any matter already referred by either Party in terms of this paragraph 18.

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                                   Appendix A


                                                       Non                          Non
                                        Non         Exclusive                     Exclusive      Non
                         Exclusive   Exclusive         UEPS      Non Exclusive   Outsourcing   Exclusive
                           UEPS         UEPS       Commercial    Manufacturing    Technical    Operating
Name/Country/Area         Licence      Licence      Agreement     UEPS Licence    Agreement     Licence     Co???????????
-----------------         --------   ---------      ---------    -------------    -----------  ---------    -------------
VISA                                     o                                                                   Banking

BGS, CIS                     o

Gemplus                                                               o                                      Smart Card only

Ghana                                    o             o

Chile                                    o                                                                   Not yet launched

Rwanda                                   o             o

Burundi                                  o             o

Northern Countries
(Nordic)                     o                                                                               Process of finalisation

Nedcor S.A. and
Surrounding Territories      o                                                                               Banking

Nedcor Rest of World                     o                                                         o         Option

Australia                    ?           o                                                                   Process of finalisation

Aplitec S.A. and
Surrounding Territories      o                                                                               Non-Banking

Aplitec Rest of World                    o                                             o

John Drove                   ?           ?                                                                   Derivative Action

DATED AT JOHANNESBURG ON THIS THE 3rd DAY OF
MAY 2000.


AS WITNESSESS:


1



2
                                                /s/ Serge Belamant
                                                -------------------------------
                                                          For and on behalf of:
                                                         Net 1 Holdings S.a.r.l



DATED AT JOHANNESBURG ON THIS THE 3rd DAY OF
MAY 2000.


AS WITNESSESS:


1



2
                                                /s/ Claude Guerard
                                                -------------------------------
                                                          For and on behalf of:
                                                  Net 1 UEPS Technologies, Inc.